================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       STATE AUTO FINANCIAL CORPORATION
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                    [State Auto Financial Corporation Logo]

                        STATE AUTO FINANCIAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
STATE AUTO FINANCIAL CORPORATION:

     Notice is hereby given that the Annual Meeting of Shareholders of State Auto Financial Corporation (the "Company") will be held at the Company's principal executive offices located at 518 East Broad Street, Columbus, Ohio, on Thursday, May 29, 1997, at 10:00 A.M., EDST, for the following purposes:

          1. To elect three Class III directors, each to hold office for a three year term and until a successor is elected and qualified;

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on April 7, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     In order that your shares may be represented at this meeting and to assure a quorum, please sign and return the enclosed proxy promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend and wish to vote in person, at your request we will cancel your proxy.

                                          By Order of the Board of Directors

                                          JOHN R. LOWTHER
                                          Secretary

Dated: April 21, 1997

                        STATE AUTO FINANCIAL CORPORATION

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of State Auto Financial Corporation (the "Company") to be used at its Annual Meeting of Shareholders to be held May 29, 1997. Shares represented by properly executed proxies will be voted at the meeting in accordance with the choices indicated on the proxy. Any proxy may be revoked at any time, insofar as it has not been exercised, by delivery to the Company of a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder's presence at the Annual Meeting does not by itself revoke the proxy.

     The mailing address of the principal executive offices of the Company is 518 East Broad Street, Columbus, Ohio 43215. The approximate date on which this Proxy Statement and the form of proxy are first being sent or given to shareholders is April 21, 1997.

     The close of business on April 7, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. On the record date there were outstanding and entitled to vote 18,151,775 of the Company's Common Shares, without par value. Each Common Share is entitled to one vote.

                             ELECTION OF DIRECTORS

     The number of directors currently is fixed at nine. The board of directors is divided into three classes, Class I, Class II and Class III, with three directors in each Class. The terms of office of directors in one Class expire annually at each annual meeting of shareholders at such time as their successors are elected and qualified. Directors in each Class are elected for three year terms. The term of office of the Class III directors expires concurrently with the holding of the Annual Meeting, and the three incumbent directors in such Class have been nominated for re-election.

     At the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy, unless a contrary position is indicated on such proxy, to vote the proxy for the election of the three nominees named in the following table as Class III directors, each to hold office until the 2000 annual meeting of shareholders and until a successor is elected and qualified. There is no cumulative voting in the election of directors and those nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be counted in determining the votes cast in the election of directors and will not have a positive or negative effect on the election. In the event that any nominee named in the table as a Class III director is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

     Set forth below is information about each of the Class III director nominees:

                          CLASS III DIRECTOR NOMINEES
                            (TERMS EXPIRING IN 2000)

                                                                                                   COMMON
          NAME OF                                                             A DIRECTOR        SHARES OWNED
     NOMINEE/DIRECTOR                        PRINCIPAL OCCUPATION(S)            OF THE         BENEFICIALLY AS        %
      AND POSITION(S)                              DURING THE                   COMPANY          OF APRIL 7,         OF
       WITH COMPANY            AGE               PAST FIVE YEARS                 SINCE           1997(1)(2)         CLASS
---------------------------    ---     -----------------------------------    -----------     -----------------     -----
Urlin G. Harris, Jr........    60      Retired effective April 1, 1997, as        1991              72,300             *
Retired Executive Vice                 an officer of the Company, State
President, Treasurer and               Auto Property and Casualty
Chief Financial Officer                Insurance Company, a wholly-owned
                                       subsidiary of the Company ("State
                                       Auto P&C"), and State Automobile
                                       Mutual Insurance Company, the
                                       Company's parent and owner of 66%
                                       of the common shares of the Company
                                       ("Mutual"); Executive Vice
                                       President, Treasurer, and Chief
                                       Financial Officer of the Company,
                                       11/93 to March 31, 1997; Senior
                                       Vice President, Treasurer, and
                                       Chief Financial Officer of the
                                       Company, 5/91 to 11/93; Executive
                                       Vice President, Treasurer and Chief
                                       Financial Officer of State Auto P&C
                                       and Mutual, 11/93 to 3/31/97; and
                                       prior thereto, Senior Vice
                                       President, Treasurer and Chief
                                       Financial Officer of State Auto P&C
                                       and Mutual.

David L. Bickelhaupt(3)....    67      Retired Professor, The Ohio State          1991              10,560             *
Director                               University, College of Business,
                                       where he taught for more than five
                                       years. Principal of David L.
                                       Bickelhaupt, Inc., a writing and
                                       consulting business.

George R. Manser(4)........    66      Chairman of the Board, Uniglobe            1991              32,775             *
Director                               Travel (Capital Cities) Inc., a
                                       travel agency franchisor, for more
                                       than five years. Mr. Manser is also
                                       a director of Cardinal Health,
                                       Inc., a wholesale pharmacuetical
                                       distributor, AmeriLink Corporation,
                                       a telecommunications business,
                                       Hallmark Financial Services, Inc. a
                                       nonstandard, Texas only, auto
                                       insurer, and Checkfree Corporation
                                       a business facilitating electronic
                                       commerce. Prior to 7/94, Mr. Manser
                                       was also Chairman of North American
                                       National Corporation.

     Set forth below is information about the directors whose terms of office continue after the Annual Meeting.

                               CLASS I DIRECTORS
                            (TERMS EXPIRING IN 1998)

                                                                                                   COMMON
          NAME OF                                                             A DIRECTOR        SHARES OWNED
         DIRECTOR                            PRINCIPAL OCCUPATION(S)            OF THE         BENEFICIALLY AS        %
      AND POSITION(S)                              DURING THE                   COMPANY          OF APRIL 7,         OF
       WITH COMPANY            AGE               PAST FIVE YEARS                 SINCE           1997(1)(2)         CLASS
---------------------------    ---     -----------------------------------    -----------     -----------------     -----
John R. Lowther............    46      Vice President, Secretary and              1991              35,990             *
Vice President, Secretary              General Counsel of the Company,
and General Counsel                    5/91 to present; Vice President,
                                       Secretary and General Counsel of
                                       State Auto P&C and Mutual 8/89 to
                                       present.

Robert J. Murchake(5)......    72      Retired, formerly a Consultant to          1991              11,500             *
Director                               Ernst & Young LLP for more than
                                       five years.

Paul W. Huesman(6).........    61      President, Huesman-Schmid Insurance        1991              21,647             *
Director                               Agency, Inc., an insurance agency,
                                       for more than five years.

                               CLASS II DIRECTORS
                            (TERMS EXPIRING IN 1999)

                                                                                                   COMMON
          NAME OF                                                             A DIRECTOR        SHARES OWNED
         DIRECTOR                            PRINCIPAL OCCUPATION(S)            OF THE         BENEFICIALLY AS        %
      AND POSITION(S)                              DURING THE                   COMPANY          OF APRIL 7,         OF
       WITH COMPANY            AGE               PAST FIVE YEARS                 SINCE           1997(1)(2)         CLASS
---------------------------    ---     -----------------------------------    -----------     -----------------     -----
Robert L. Bailey(7)........    63      Chairman of the Board of the               1991             237,362           1.3%
Chairman of the Board                  Company, 3/93 to present; Chief
and Chief Executive Officer            Executive Officer of the Company,
                                       5/91 to present; President of the
                                       Company 5/91 to 5/96; Chairman of
                                       the Board of State Auto P&C and of
                                       Mutual 3/93 to present; Chief
                                       Executive Officer, 5/89 to present;
                                       President of State Auto P&C and
                                       Mutual for more than five years
                                       prior to 5/96.

                                                                                                   COMMON
          NAME OF                                                             A DIRECTOR        SHARES OWNED
         DIRECTOR                            PRINCIPAL OCCUPATION(S)            OF THE         BENEFICIALLY AS        %
      AND POSITION(S)                              DURING THE                   COMPANY          OF APRIL 7,         OF
       WITH COMPANY            AGE               PAST FIVE YEARS                 SINCE           1997(1)(2)         CLASS
---------------------------    ---     -----------------------------------    -----------     -----------------     -----

William J. Lhota...........    57      Executive Vice President, American         1994               9,000             *
Director                               Electric Power ("AEP"), an
                                       investor-owned electric utility,
                                       and President and Chief Operating
                                       Officer, Appalachian Power Company,
                                       Columbus Southern Power Company,
                                       Indiana Michigan Power Company,
                                       Kentucky Power Company, Kingsport
                                       Power Company, Ohio Power Company
                                       and Wheeling Power Company, all of
                                       which are subsidiaries of AEP, 1/96
                                       to present; Executive Vice
                                       President, American Electric Power
                                       Service Corporation 7/93 to 1/96;
                                       Executive Vice President,
                                       Operations, American Electric Power
                                       Service Corporation, 10/89 to 7/93.
                                       Mr. Lhota is also a director of
                                       Huntington Bancshares, Inc., a bank
                                       holding company, and AEP Generating
                                       Company, Appalachian Power Company,
                                       Columbus Southern Power Company,
                                       Indiana Michigan Power Company,
                                       Kentucky Power Company, and Ohio
                                       Power Company.

David J. D'Antoni..........    52      Senior Vice President, Ashland,            1995               9,500             *
Director                               Inc.; President, Ashland Chemical,
                                       a division of Ashland, Inc., 7/88
                                       to present, a chemical
                                       manufacturing and a chemical and
                                       plastics distribution business. Mr.
                                       D'Antoni is also a director of
                                       Melamine Chemicals, Inc., a
                                       specialty chemical producer.

---------------

*  Less than one (1%) percent.

(1) Except as indicated in the notes to this table, each person named in the table has voting and investment power with respect to all Common Shares shown as beneficially owned by him and such voting and investment power is exercised solely by the named person or shared with that person's spouse. With respect to stock options, this table includes only stock options for Common Shares which are currently exercisable or exercisable within 60 days of April 7, 1997. The Common Shares have been adjusted to reflect the three-for-two stock split, effected in the form of a stock dividend, effective July 8, 1996.

(2) The amount reported includes Common Shares attributable to options granted under the 1991 Stock Option Plan for Messrs. Bailey (153,936), Harris (53,250), and Lowther (30,450) and Common Shares attributable to options granted under the 1991 Directors' Stock Option Plan for Messrs. Lhota (3,000), D'Antoni (3,000), Bickelhaupt (8,600), Manser (9,000), Murchake
    (6,000), and Huesman (9,000).

(3) Includes 60 Common Shares held by Dr. Bickelhaupt's spouse, of which he disclaims beneficial ownership.

(4) Includes 4,500 Common Shares held by Mr. Manser's spouse, of which he disclaims beneficial ownership.

(5) Includes 5,500 Common Shares owned of record by a trust, the trustees of which are Robert J. Murchake and his spouse.

(6) Includes 5,539 Common Shares owned by the Huesman-Schmid Insurance Agency, Inc.'s Profit Sharing Plan and 4,001 Common Shares owned by the Huesman-Schmid Insurance Agency, Inc. Defined Benefit Pension Plan as to which Mr. Huesman shares voting and investment power with the other trustee of these plans.

(7) Includes 35,026 Common Shares held directly by Mr. Bailey, 22,150 Common Shares held by his spouse, of which he disclaims beneficial ownership, and 26,250 Common Shares held by Bailey Enterprises, a family partnership of which he is a member. Mr. Bailey exercises voting power and investment power as to the Common Shares owned by Bailey Enterprises.

     In addition to the Common Shares owned beneficially by Messrs. Bailey and Harris, as set forth above, Robert H. Moone, Michael F. Dodd and David A. Dunlevy, the other named executive officers in the Summary Compensation Table set forth below, owned beneficially 63,492 Common Shares, 50,908 Common Shares, and 56,916 Common Shares, respectively, of the Company as of April 7, 1997, each of which represents less than 1% of the Company's outstanding Common Shares. These amounts include Common Shares attributable to options which are currently exercisable or exercisable within 60 days of April 7, 1997, granted under the 1991 Stock Option Plan in the amounts of 41,850, 40,650, and 34,050 for Messrs. Moone, Dodd and Dunlevy, respectively. As of April 7, 1997, all directors and executive officers of the Company as a group (21 persons) owned beneficially 866,131 (4.8%) Common Shares of the Company, which included options for 576,950 Common Shares.

     In addition to the Common Shares of the Company owned beneficially by Messrs. Lowther, Harris, Bailey and Moone, as described above, each of these individuals beneficially owns and exercises sole voting and investment power as to the following number of shares of common stock of Strategic Insurance Software, Inc., a majority-owned (91%) subsidiary of the Company engaged in the software business:

                                                                  COMMON SHARES
                                                                  BENEFICIALLY
                                                                   OWNED AS OF
                       NAME OF BENEFICIAL OWNER                   APRIL 7, 1997     % OF CLASS
    ----------------------------------------------------------   ---------------    -----------
    Robert L. Bailey..........................................     20,000 Shares         *
    Urlin G. Harris, Jr. .....................................     20,000 Shares         *
    John R. Lowther...........................................     10,000 Shares         *
    Robert H. Moone...........................................      5,000 Shares         *

---------------

* Less than one percent

     As of April 7, 1997, all directors and executive officers of the Company, as a group, owned 60,000 (2.9%) shares of common stock of Strategic Insurance Software, Inc.

            MEETINGS OF THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     During the fiscal year ended December 31, 1996, the Company's Board of Directors held five meetings. No incumbent director attended fewer than 75% of the aggregate of the meetings of the Board and the meetings of all committees on which he served.

     The Board has an Audit Committee charged with several responsibilities, including: 1) reviewing the Company's accounting functions, operations, and management; 2) considering the adequacy and effectiveness of the internal controls and internal auditing methods and procedures of the Company; 3) meeting and consulting with the Company's independent auditors and with the Company's financial and accounting personnel concerning the foregoing matters; 4) reviewing with the Company's independent auditors the scope of their audit of the Company and the results of their examination of its financial statements for its then current fiscal year; and 5) considering the selection and recommending to the Board of Directors a firm of certified public accountants to be appointed as the independent auditors of the Company for its then current fiscal year. Present members are Robert J. Murchake, George R. Manser and David L. Bickelhaupt. The Audit Committee held two meetings during the Company's fiscal year ended December 31, 1996.

     The Board also has a 1991 Stock Option Plan Committee (the "Options Committee") charged with the responsibility of administering the Company's 1991 Stock Option Plan. Present members of such committee, who also serve as the Executive Compensation Committee, are George R. Manser, Robert J. Murchake and William J. Lhota. The Executive Compensation Committee held one meeting during the Company's fiscal year ended December 31, 1996, while the Options Committee held two meetings during 1996.

                           COMPENSATION OF DIRECTORS

     Directors of the Company, who are not also officers of the Company, receive from the Company an annual fee of $20,000 plus travel expenses incurred in attending directors meetings and a fee of $500, plus travel expenses, for each committee meeting attended. In addition, directors of the Company who are not full-time employees of the Company or its parent or subsidiary corporations receive stock options pursuant to the 1991 Directors' Stock Option Plan. Under this plan, promptly following each annual meeting of shareholders of the Company, each eligible director is granted a non-qualified option to purchase 1,000 Common Shares of the Company at the fair market value of such shares on the last trading day prior to the annual meeting immediately preceding the date of grant. Options are immediately exercisable in whole or in part and must be exercised within ten years of the date of grant.

                       COMPENSATION OF EXECUTIVE OFFICERS

     Pursuant to an Amended and Restated Management Agreement among Mutual, the Company, State Auto P&C and State Auto National Insurance Company ("National"), a wholly-owned subsidiary of the Company, and other affiliated companies, the executive officers of the Company, State Auto P&C, and National are employees of State Auto P&C and the Company rather than Mutual, while Mutual acts as the common paymaster. The costs and expenses associated with these employees of State Auto P&C and the Company are reimbursed to Mutual, as paymaster, in accordance with the terms of the Amended and Restated Management Agreement. See "Certain Transactions" below.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     Set forth below is information concerning the compensation paid or accrued by, or reimbursed to, Mutual for the Company's fiscal years ended December 31, 1996, 1995, and 1994, to each of the five most highly compensated executive officers of the Company who received compensation in excess of $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                                           -----------------
                                                                              SECURITIES
                                                  ANNUAL COMPENSATION         UNDERLYING
                                                -----------------------         OPTIONS            ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR       SALARY(1)      BONUS(2)      GRANTED(3)(4)      COMPENSATION(5)
-----------------------------------  ----       --------       --------    -----------------    ---------------
Robert L. Bailey...................  1996       $374,000       $  6,688          25,000             $13,845
  Chairman and                       1995       $340,000       $245,013          22,700             $13,113
  Chief Executive Officer            1994       $309,045       $ 11,833               0             $12,575

Robert H. Moone....................  1996       $224,000       $  3,338          13,440             $ 8,117
  President and                      1995       $169,693       $ 49,816           9,700             $ 6,051
  Chief Operating Officer            1994       $154,266       $  5,709               0             $ 6,221

Urlin G. Harris, Jr.(6)............  1996       $210,881       $ 50,698          11,250             $ 7,602
  Executive Vice President           1995       $193,469       $ 63,830           9,700             $ 7,699
  Treasurer and Chief Financial      1994       $182,518       $  6,945               0             $ 7,404
    Officer

Michael F. Dodd....................  1996       $148,125       $  2,769           4,500             $ 6,207
  Senior Vice President              1995       $143,810       $ 32,984           4,500             $ 6,068
                                     1994       $142,387       $  5,554               0             $ 6,055

David A. Dunlevy(7)................  1996       $131,857       $ 22,333               0             $ 6,239
  Vice President                     1995       $131,857       $ 30,729           4,500             $ 6,008
                                     1994       $124,983       $  4,821               0             $ 5,767

---------------

(1) Includes amounts deferred pursuant to the State Auto Insurance Companies Capital Accumulation Plan (the "CAP") and the Non-Qualified Incentive Deferred Compensation Plan (the "Deferred Compensation Plan"). The CAP is a defined contribution plan (within the meaning of the Employee Retirement Income Security Act of 1974) ("ERISA") and is intended to be a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under the CAP, each participant is eligible to enter into a written salary reduction agreement with his employer whereby the participant's salary will be reduced by a whole percentage from 1% to 16%, as elected by the participant, in accordance with the rules governing cash or deferred arrangements under Section 401(k) of the Code. The amount deferred by a participant is contributed by his employer to the trust fund for the CAP and invested in accordance with the election of the participant from among investment funds established under the trust agreement. The Deferred Compensation Plan is a non-qualified, unfunded deferred compensation plan for eligible, key employees who are legally precluded from contributing a full 6% of compensation to the CAP or who choose to defer a portion of their salary beyond the amount matched by the CAP. Under the Deferred Compensation Plan, such employees are eligible to enter into a salary reduction agreement to defer payment of an additional portion of the employee's salary as the employee prescribes on an election form executed annually in advance of the year in which such compensation would be earned. Deferred amounts, along with the Company matching amounts on that portion deferred that is eligible for the match (see footnote (5), below), are invested by Mutual in a variety of investment options made available to participants in the Deferred Compensation Plan, pursuant to the terms of such plan.

(2) The amounts appearing in this column represent bonuses paid pursuant to the State Auto Quality Performance Bonus Plan (the "QPB") and for 1996 special incentive bonuses pursuant to incentive bonus plans put into place by the CEO for the benefit of Messrs. Harris and Dunlevy to be earned in 1996. Mr. Bailey and Mr. Moone were also subject to a special incentive bonus plan put into place for them by the Executive Compensation Committee; however, no amount for this bonus is included for either Mr. Bailey or Mr. Moone for 1996 as it has not been determined at this time by the Executive Compensation Committee. While $204,000 of the amount shown in this column for 1995 was paid pursuant to Mr. Bailey's bonus plan in 1996, it was earned in 1995. (See "Report of Executive Compensation Committee"). Under the QPB, quarterly bonuses are paid to employees who have completed two full calendar quarters of service, if the direct statutory combined ratio for such quarter was 101% or less for the insurers whose results are pooled (see "Certain Transactions").

(3) In 1996 and 1995, the persons listed in the Summary Compensation Table were granted options to purchase the number of Common Shares of the Company set forth in this column pursuant to the 1991 Stock Option Plan, all of which were non-qualified stock options except one-half of the options granted to Mr. Moone, which were incentive stock options.

(4) Adjusted to reflect a three-for-two common stock split declared in May 1996 effected in the form of a stock dividend paid on July 8, 1996.

(5) The amounts appearing in this column represent the Company's contributions and credits on behalf of each named person under the CAP or the Deferred Compensation Plan. Each participant in the CAP is credited annually with his allocable share of employer matching contributions made to the CAP from the consolidated net accumulated or current earnings of Mutual and its subsidiaries. A participant's share of the matching contribution equals 75% of his salary reduction contributions up to 2% of compensation, plus 50% of his salary reduction contributions from 3% to 6% of compensation. While a participant is always vested in his own salary reduction contributions, the rights of a participant to amounts credited to his account as matching contributions vest as follows: (a) one-third of matching contributions allocated for the plan year preceding the plan year in which termination of employment occurs, two-thirds of matching contributions allocated for the second plan year before the plan year in which termination of employment occurs, and 100% of the matching contributions allocated for the third and earlier plan years before the plan year in which termination of employment occurs; and (b) notwithstanding the foregoing, after the participant has five or more years of service with Mutual and its subsidiaries, all matching contributions become vested. The following are the amounts of the Company matching contributions under the CAP for 1996 for the officer indicated: Mr. Dodd -- $5,092; and Mr. Dunlevy -- $4,846. Each employee who is eligible to participate in the Deferred Compensation Plan is credited annually with his allocable share of Company matching contributions on the same basis that contributions are matched under the CAP, provided that no more than 6% of any employee's salary is subject to being matched under either the CAP or the Deferred Compensation Plan. The following amounts reflect the Company's contribution to the Deferred Compensation Plan for 1996: Mr.
    Bailey -- $13,526; Mr. Moone -- $7,287; and Mr. Harris -- $7,381. The
    amounts appearing in this column also represent the premiums for policies of whole life insurance purchased on behalf of the officers of the Company, including the executive officers named above, from State Auto Life Insurance Company ("State Auto Life"), a wholly-owned subsidiary of Mutual. The following amounts represent the premiums paid for whole life insurance for 1996: Mr. Bailey -- $319; Mr. Moone -- $830; Mr. Harris -- $221; Mr.
    Dodd -- $1,116; and Mr. Dunlevy -- $1,393.

(6) Mr. Harris retired effective April 1, 1997.

(7) Mr. Dunlevy retired effective February 1, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows the number of options granted in 1996 to the individuals named in the Summary Compensation Table and estimates the potential realizable value of these option grants.

                                           INDIVIDUAL GRANTS                       POTENTIAL          POTENTIAL
                           --------------------------------------------------   REALIZABLE VALUE   REALIZABLE VALUE
                                          % OF TOTAL                               AT ASSUMED         AT ASSUMED
                            NUMBER OF      OPTIONS                              ANNUAL RATES OF    ANNUAL RATES OF
                            SECURITIES    GRANTED TO   EXERCISE                   STOCK PRICE        STOCK PRICE
                            UNDERLYING    EMPLOYEES    OR BASE                  APPRECIATION FOR   APPRECIATION FOR
                             OPTIONS      IN FISCAL     PRICE     EXPIRATION      OPTION TERM        OPTION TERM
          NAME             GRANTED#(1)       YEAR      ($/SH)(2)     DATE           5%($)(3)          10% ($)(3)
------------------------   ------------   ----------   --------   -----------   ----------------   ----------------
Robert L. Bailey........       25,000        11.5%      $14.625    08/14/2006       $229,938           $582,711
Robert H. Moone.........       13,440         6.2%      $14.625    08/14/2006       $123,614           $313,264
Urlin G. Harris, Jr.....       11,250         5.2%      $14.625    08/14/2006       $103,472           $262,220
Michael F. Dodd.........        4,500         2.1%      $14.625    08/14/2006       $ 41,388           $104,888
David A. Dunlevy........       --           --           --           --             --                 --

---------------

(1) Options were granted effective August 15, 1996. Each option is fully exercisable after a one year vesting period expires, so long as employment with the Company or its subsidiaries or its parent continues. There are no stock appreciation rights, performance units, or other instruments granted in tandem with these options, nor are there any reload provisions, tax reimbursement features or performance based conditions to exercisability.

(2) The option exercise price is the closing price of the Company's shares on the NASDAQ National Market System on the day of the grant.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates dictated by the Securities and Exchange Commission when the "Potential Realizable Value" alternative is used, and are not intended to be a forecast of the Company's stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

     The following table shows the number of Common Shares represented by both exercisable and non-exercisable stock options held by each of the named executive officers as of December 31, 1996.

                                                                     NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                                          OPTIONS AT                OPTIONS AT
                                      SHARES                              FY-END(#)                 FY-END($)
                                   ACQUIRED ON         VALUE             EXERCISABLE/              EXERCISABLE/
              NAME                 EXERCISE(#)      REALIZED($)      UNEXERCISABLE(1)(2)         UNEXERCISABLE(2)
---------------------------------  ------------     -----------     ----------------------     --------------------
Robert L. Bailey.................        0               0              158,250/25,000(3)        $1,586,324/$84,375
Robert H. Moone..................        0               0               41,850/13,440             $404,244/$45,360
Urlin G. Harris, Jr..............        0               0               53,250/11,250(3)          $533,454/$37,968
Michael F. Dodd..................        0               0                40,650/4,500             $425,246/$15,187
David A. Dunlevy.................        0               0                    34,050/0                $349,644/$-0-

---------------

(1) The number of securities underlying exerciseable options was adjusted to reflect a three-for-two common stock split declared in May 1996 effected in the form of a stock dividend, paid on July 8, 1996.

(2) The value of in-the-money options was determined by subtracting the exercise price from the market value of the Company's Common Shares as of December 31, 1996 ($18.00), based on the closing price of the Company's Common shares on the NASDAQ National Market System on that date, the last trading day of 1996. The exercise price for exercisable options was adjusted to reflect a three-for-two common stock split declared in May 1996 effected in the form of a stock dividend and paid on July 8, 1996.

(3) Includes the following stock options which have been gifted to family members under the terms of the 1991 Stock Option Plan: (a) for Mr. Bailey, exercisable stock options for 4,314 Common Shares and non-exercisable stock options for 25,000 Common Shares; and (b) for Mr. Harris, non-exercisable stock options for 5,000 Common Shares.

EMPLOYEES' RETIREMENT PLAN

     The executive officers referred to in the Summary Compensation Table, as well as substantially all other employees of Mutual and its subsidiaries, are eligible to participate in the State Auto Insurance Companies' Employee Retirement Plan (the "Retirement Plan"). The Retirement Plan is a defined benefit plan (within the meaning of ERISA) which is intended to be a qualified plan under Section 401(a) of the Code, and is subject to the minimum funding standards of Section 412 of the Code. Benefits payable under the Retirement Plan are funded through employer contributions to a trust fund.

     In addition, the executive officers identified in the Summary Compensation Table benefit from a non-qualified Supplemental Executive Retirement Plan (the "Supplemental Plan"). The Supplemental Plan is intended to offset the impact of the Code's and ERISA's limitations on retirement benefits available under the Retirement Plan by providing for a lump sum or deferred cash payments in an actuarially determined amount upon retirement of officers whose participation in the Supplemental Plan is approved by the Board of Directors of Mutual.

     The table below shows estimated annual benefits payable under the Retirement Plan and the Supplemental Plan to a participant upon retirement at age 65 with indicated average annual compensation and period of service:

                      ESTIMATED ANNUAL RETIREMENT BENEFIT

   ANNUAL            ANNUAL RETIREMENT BENEFIT BASED ON YEARS OF SERVICE
   AVERAGE       ------------------------------------------------------------
COMPENSATION     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
-------------    --------     --------     --------     --------     --------
  $125,000       $ 44,360     $ 58,757     $ 73,154     $ 87,551     $101,888
  $150,000       $ 52,433     $ 69,885     $ 87,337     $104,789     $122,174
  $175,000       $ 59,816     $ 80,323     $100,829     $121,336     $141,772
  $200,000       $ 67,199     $ 90,760     $114,322     $137,883     $161,371
  $225,000       $ 74,581     $101,198     $127,814     $154,460     $180,969
  $250,000       $ 76,532     $103,955     $131,378     $158,801     $186,147
  $300,000       $ 76,532     $116,328     $131,378     $158,801     $186,147
  $400,000       $ 77,706     $146,021     $160,218     $180,461     $214,713
  $450,000       $ 83,867     $160,868     $176,839     $199,669     $238,270
  $500,000       $ 90,028     $175,715     $193,461     $218,877     $261,827

     Benefits shown above are computed as a straight single life annuity beginning at age 65. Such amounts are not subject to offset for Social Security benefits or other amounts payable to participants in the Retirement Plan. As of December 31, 1996, the years of credited service to the nearest whole year and annual average compensation for each of the individuals named in the Summary Compensation Table actively participating in the Retirement Plan on such date were as follows:

                   NAME OF                       YEARS OF          CURRENT ANNUAL AVERAGE COMPENSATION
                  INDIVIDUAL                 CREDITED SERVICE        FOR PURPOSES OF RETIREMENT PLAN
    --------------------------------------   -----------------     -----------------------------------
    Robert L. Bailey......................          25                          $ 150,000
    Urlin G. Harris, Jr...................          34                          $ 150,000
    Robert H. Moone.......................          26                          $ 150,000
    Michael F. Dodd.......................          35                          $ 148,125
    David A. Dunlevy......................          19                          $ 138,450

                              EMPLOYMENT CONTRACT

     In November 1995, the Company's Board of Directors approved an employment agreement with Robert L. Bailey, Chairman and CEO of the Company, State Auto P&C, and Mutual and the Company's other principal operating affiliates and subsidiaries. Pursuant to this Agreement, the Company agreed to employ Mr. Bailey until December 31, 2000, with an optional two year renewal with mutual consent, at such compensation as may be determined by the Executive Compensation Committee. Under the contract, Mr. Bailey shall be entitled to fringe benefits available to other officers of State Auto, including, as applicable, those made available to employees age 65 or older. Under the contract, Mr. Bailey is entitled to receive a special supplemental retirement benefit equal to 60% of his highest salary during the term of the agreement less sums payable to Mr. Bailey as of his retirement date under the State Auto Insurance Companies' retirement plan calculated on the basis of a straight life annuity, provided that the special supplemental retirement benefit shall not be less than $100,000 annually for the remainder of his life following his retirement. In addition, under the agreement a special succession committee was created which was charged with the task of selecting a person as President and Chief Operating Officer for State Auto with the expectation that this person would become Chief Executive Officer on Mr. Bailey's retirement. This Committee has been discontinued since it completed its assignment, nominating Robert H. Moone as President and Chief Operating Officer, who took office May 30, 1996.

     No other employee of the Company works pursuant to an employment agreement.

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee currently consists of the following three members of the Company's Board of Directors: George R. Manser, Robert J. Murchake and William J. Lhota, who also make up the Options Committee. None of the members of the Executive Compensation Committee is, or was, an officer or employee of the Company, any of its subsidiaries, or of Mutual. Also, no executive officer of the Company served during 1996 as a member of a compensation committee or as a director of any entity of which any of the Company's Executive Compensation Committee members served as an executive officer with the exception of James E. Duemey, Vice President--Chief Investment Officer, who served as a director of Uniglobe Travel (Capital Cities), Inc., for which Mr. Manser served as chairman of the board during 1996.

         EXECUTIVE COMPENSATION COMMITTEE AND OPTIONS COMMITTEE REPORT

     The following is the report of the Executive Compensation Committee and the Options Committee, whose members are identified below, with respect to compensation reported for 1996 as reflected in the compensation tables above.

     Pursuant to the Amended and Restated Management Agreement, the Chief Executive Officer and the other named executive officers are employees of State Auto P&C. When the salaries noted in the compensation tables above were set, the Company's Executive Compensation Committee determined the compensation of the Chief Executive Officer, while the Chief Executive Officer fixed the compensation of the other named executive officers, all of whom reported to him at that time. Since Mr. Robert Moone's election as President of the Company, State Auto P & C and Mutual, in May 1996, he has become responsible for administering the base salary component of the cash compensation paid to the other named executive officers, all of whom reported to him after May 1996 and he makes recommendations to the Chief Executive Officer with respect to incentive bonuses for certain of the other named executive officers. For years after 1996, the Executive Compensation Committee will fix Mr. Moone's base salary in addition to Mr. Bailey's, although it will determine the incentive bonus Messrs. Moone and Bailey earned for 1996.

     The Executive Compensation Committee's policies as to base salary of the Chief Executive Officer, which the Chief Executive Officer utilized and now the President follows in determining the salaries of the named executive officers, and the Options Committee's policies as to stock options are as follows:

     The compensation policies applied by the Chief Executive Officer in setting base salaries earned by the named executive officers in 1996 mirror those applied in the Company at large. This compensation system is intended to reward individuals based on their performance, to encourage a focus on underwriting profit, to provide for competitive levels of compensation necessary to attract and retain executive officers, and to create an understanding of the importance of achieving company-wide goals over the long term. The Options Committee grants options on a periodic basis as an additional, long-term inducement to the executive officers to improve the Company's performance and enhance the value of the Company's Common Shares.

     For 1996, compensation for the named executive officers, other than the Chief Executive Officer, had three components as to which discretion is exercised: annual base salary, stock options, and incentive bonus arrangements. The Chief Executive Officer reviewed the named executive officers' base salary approximately every 12 months. Merit raises granted each year reflect the Chief Executive Officer's assessment of the individual officer's performance in achieving division-wide goals set at the beginning of the year. The overall performance of the Company's operating units is also considered. In individual cases, raises may also reflect a named executive officer's assumption of additional duties and responsibilities. Annual salary reviews also reflect the fact that some of the named executive officers had an opportunity to earn an additional incentive bonus for superior performance.

     The Executive Compensation Committee and Options Committee believe that stock options and individual stock purchases by executive officers create a mutuality of interest between the shareholders and management. This is believed to be desirable and in the best interests of the shareholders as it focuses management's attention on the importance of long term appreciation in the price of the Company's common stock. In that regard, as of December 31, 1996, the Options Committee imposed stock ownership guidelines on the Chief Executive Officer, the President, the other named executive officers, and all other option recipients under the 1991 Stock Option Plan. Compliance with these guidelines, which require affected employees to own Common Shares of the Company equal to percentages of base salary depending on the person's position within the Company, is intended to be a condition precedent to receipt of future option grants.

     The Options Committee awarded option grants in August 1996 which was approximately eighteen months after the last grant of options to the named executive officers and the Chief Executive Officer, which is consistent with the Committee's policy and practice of granting options. The option grants made in August 1996 were consistent with those granted in March 1995 with the exception that another tier for the new President was added, which tier equaled 90% of his base salary. The Committee did not increase the percentage of salary applicable to any of the grant tiers except for adding a new tier for the President. The top three tiers of option grants, which affected the Chief Executive Officer, the President and the Executive Vice President reflected, respectively, 100%, 90% and 80% of each person's base salary, respectively. They also determined that the fourth tier of option grants, which affected two other named executive officers, should continue at 60% of base salary. The Options Committee also determined that within each tier, each recipient in that tier would receive an equal number of options notwithstanding salary differences. Hence, the number of options each named executive officer and the Chief Executive Officer received was determined by multiplying his salary by the indicated percentage, then dividing that result by $15.00, a then recent per share price for the Company's Common Shares.

     There are two forms of cash bonus available to the named executive officers. The Company's QPB is intended to provide a more short term incentive to the employees to generate underwriting profits on a quarterly basis. Under the QPB, quarterly bonuses are paid to all employees who have completed two full calendar quarters of service, if the pooled companies' direct statutory combined ratio for such quarter was 101% or less (see "Certain Transactions").

     In addition, the Chief Executive Officer developed individualized incentive compensation plans for Mr. Harris and Mr. Dunlevy, while Mr. Moone became subject to the discretion of the Executive Compensation Committee on being elected President in May 1996 for the purposes of incentive bonus earned for 1996. Each such plan thus applicable to such named executive officers provided for objective measures of performance, which measures were originally designed by the Chief Executive Officer to focus the attention and effort of these individuals on the success and profitability of the Company. One half of such incentive bonus available depended upon the Company's meeting profit and growth objectives and earnings per share targets. The other half was driven by the same objective measures set forth in Mr. Bailey's and Mr. Moone's incentive plan described below.

     There are four components to the Company's compensation arrangements with the Chief Executive Officer -- base salary, incentive compensation arrangements, QPB, and stock options.

     For 1996, the Chief Executive Officer received a cash raise equal to $34,000 or 10%. The salary for 1996 was set in the fall of 1995. Comparison salary data that was available to the Committee was dated August 1995.

     The Committee evaluated his performance and his compensation level based on both objective and subjective measures. The Chief Executive Officer's salary ranked 9th out of 17 companies of similar size included in an annual salary survey conducted by the National Association of Independent Insurers, which is Mutual's and State Auto P&C's national trade association. These survey participants are not necessarily reflected in the group of companies included in the NASDAQ insurance stocks index reflected on the performance graph below. Of seventeen companies in this NAII salary survey, Mr. Bailey's salary for 1995 was approximately 86% of the mean base salary for Chief Executive Officers of companies in the same size category as the Company and Mutual. The Executive Compensation Committee believed a 10% raise was appropriate in part to keep Mr. Bailey's salary moderately competitive in the marketplace based on this NAII salary survey.

     The Committee also considered the Company's performance, in 1994 and for the first three quarters of 1995 comparing it to several industry wide averages as compiled by A.M. Best Company, to the extent these averages were available for the first three quarters of 1995. These measures included combined loss and expense ratio, increases to policyholders surplus, and asset growth. While premium revenues were lower than industry averages, the Committee believed that the Company's "bottom line" through the first three quarters of 1995 also merited favorable consideration.

     In addition to these objective performance criteria, the decision to grant Mr. Bailey the aforesaid raise was based on subjective considerations, also. The Committee believed that Mr. Bailey's careful control on the management of the company was a key factor in the success of the Company that had been apparent to that time.

     In addition, in October 1995, the Executive Compensation Committee created a cash Incentive Compensation Plan for Mr. Bailey that should result in a greater percentage of Mr. Bailey's cash compensation being "at risk." The Committee recognized that according to the Conference Board's publication, "Top Executive Compensation: 1994 Edition," the amount of Mr. Bailey's incentive compensation payable through the QPB was dramatically lower than the bonus typically available for CEO's of Company's with similar amounts of written premium to the Company and Mutual. As originally conceived, the incentive bonus plan for Mr. Bailey depended on the Company's performance in three objectively verifiable areas as compared with a set of five insurers deemed by the Committee to constitute a fair peer group, which are not necessarily the same as those in the NAII salary survey data or the NASDAQ insurance stocks index referred to in the performance graph below. The three measures were expense ratio, combined ratio and total shareholder return over a running 36-month period. However, it was determined during 1996 that the expense ratio parameter in the formula proved to be unworkable because the information on that parameter was not available from the peer companies in a timely manner. Hence, in July 1996, the Committee modified the incentive plan for Mr. Bailey by eliminating the expense ratio parameter and instead relying on the combined ratio parameter which includes the expense ratio within it and the total shareholder return over the running 36 month period. Each of the peer companies and State Auto will be ranked from 6 to 1 (6 being the best) for each of these criteria and the rank equates to a point level. Thus, the highest point total attainable is 12, the lowest 2. The CEO's total bonus will depend in part on the points State Auto earns based on the following:

TOTAL POINTS EARNED     PERCENT OF BONUS EARNED
--------------------    -----------------------
       12-11                      100%
        10-9                       80%
        8-7                        60%
        6-5                        20%
        4-0                         0%

     Mr. Bailey's targeted bonus available equals 40% of his annual salary. In addition, the Committee reserved the discretion to award Mr. Bailey a bonus equal to up to 150% of the bonus target or 60% of his annual salary based on a subjective evaluation of his performance in addition to the objective criteria noted above. Based on the Company's performance in 1995, the Committee awarded Mr. Bailey a bonus equal to 60% of his base salary or $204,000. This is the result of the Company's performance achieving the maximum number of points available under the formula described and an additional bonus based on the committee's subjective judgment of his and the Company's performance during 1995.

              EXECUTIVE COMPENSATION COMMITTEE/STOCK OPTIONS COMMITTEE
              --------------------------------------------------------

              Robert J. Murchake
              George R. Manser
              William J. Lhota

                               PERFORMANCE GRAPH

     The line graph below compares the total return on $100 invested on December 31, 1991, in the Company's shares, the CRSP Total Return Index for the NASDAQ Stock Market ("NASDAQ Index"), and the CRSP Total Return Index for NASDAQ insurance stocks ("NASDAQ Ins. Index"), with dividends reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

                            12/31/91     12/31/92     12/31/93     12/31/94     12/31/95     12/31/96
                            --------     --------     --------     --------     --------     --------
STFC                        100.000      152.125      181.397      197.746      364.490      382.171
NASDAQ Index                100.000      116.378      133.595      130.587      184.674      227.164
NASDAQ Ins. Index           100.000      135.344      144.759      139.784      193.561      220.567

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information as of April 7, 1997, with respect to the only shareholder known by the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Shares:

                                                                 AMOUNT AND NATURE
                         NAME AND ADDRESS                          OF BENEFICIAL       PERCENT
                       OF BENEFICIAL OWNER                         OWNERSHIP(1)        OF CLASS
    ----------------------------------------------------------   -----------------     --------
    State Automobile Mutual Insurance Company.................       12,012,649           66%
    518 East Broad Street
    Columbus, OH 43215

---------------

1) Mutual exercises sole voting and investment power with respect to such shares.

                              CERTAIN TRANSACTIONS

     Since January 1987, State Auto P&C and Mutual have participated in an intercompany pooling arrangement. Under the terms of the pooling arrangement, State Auto P&C cedes all of its insurance business to Mutual. All of Mutual's property and casualty insurance business is also included in the pooled business. Mutual then cedes a percentage of the pooled business to State Auto P&C and retains the balance. Effective January 1, 1995, the pooling arrangement was amended to add Milbank Insurance Company ("Milbank"), a wholly-owned subsidiary of Mutual, as a party to the arrangement and to allocate the pooling percentages as follows: Mutual -- 55%; State Auto P&C -- 35%; and
Milbank -- 10%. Effective July 1, 1996, the pooling arrangement was amended in the manner described below, without changing the pooling percentages.

     The Company and its subsidiaries, State Auto P&C and National, operate and manage their businesses in conjunction with Mutual under a Management Agreement (the "Management Agreement"). Effective April 1, 1994, the Management Agreement was amended and restated (the "Amended and Restated Management Agreement"). The Amended and Restated Management Agreement effected a restructuring of executive management. Previously, all employees were employees of Mutual. As of April 1, 1994, several members of executive management became employees of State Auto P&C. These individuals include the named executive officers, Messrs. Bailey, Moone, Harris, Dodd, and Dunlevy, among others. Under the Amended and Restated Management Agreement, State Auto P&C has the responsibility to oversee its own operations and all operations of National and Mutual and its insurance subsidiaries, State Auto Life and Milbank. It is believed that this change better positions the Company for future growth and development of its business. In addition, some of the same individuals became employees of the Company and are responsible for managing its affairs. At the same time, Mutual continues to provide facilities, services and non-executive employees to all companies in the group for which Mutual is reimbursed by the company for whose benefit the expense of the facilities, services and employees was incurred in a manner similar to the way they were shared under the management agreement prior to amendment. In addition, at a closing on March 11, 1997, Mutual acquired 100% of the outstanding common shares of Midwest Security Insurance Company ("Midwest"), a Wisconsin domiciled property casualty insurer, which acquisition was effective as of January 1, 1997. In conjunction with this transaction, State Auto P&C entered into a Management Agreement with Midwest in which State Auto P&C receives a management fee of 0.75% of Midwest's direct written premium, subject to Midwest's performance meeting the performance standard set forth in the agreement. In addition, Stateco Financial Services, Inc. ("Stateco") has entered into an investment management agreement with Midwest in which Stateco will provide investment management services to Midwest on the same basis as it provides services to the other insurers within the State Auto Group.

     In return for the executive management services it provides, except as set forth above, State Auto P&C receives an annual fee equal to 2% of the five year average annual statutory surplus of each insurance company managed (less statement valuations for managed subsidiaries). However, the management fee from a managed insurer can be withheld if that company does not meet the standards of performance described or incorporated in the Amended and Restated Management Agreement, as approved by the boards of directors of the insurers that are a party to it. During 1996, the following companies incurred the following executive management fees to State Auto P&C: Mutual -- $4,043,000;
Milbank -- $792,000; State Auto Life -- $122,000; and National -- $127,000.
Based on a review by the Company of other similar arrangements, the Company believes the amount of the management fee charged to each company is similar to what would be charged by an independent third party performing the same service.

     The Amended and Restated Management Agreement also addresses procedures for potential conflicts of interest. Generally, business opportunities presented to the common officers of the companies, other than business opportunities that meet certain criteria, must be presented to the Coordinating Committee. This committee reviews and evaluates the business opportunity using such factors as it considers relevant. Based upon such review and evaluation, this committee then makes recommendations to each respective board of directors as to whether or not such business opportunities should be pursued and, if so, by which company. The boards of directors of Mutual or any of its subsidiaries and of the Company or any of its subsidiaries must then act on the recommendation of the committee after considering all other factors deemed relevant to them.

     The Amended and Restated Management Agreement has a ten-year term and automatically renews for an additional ten-year term, provided that any party to the agreement can terminate its own participation at the end of the term then in effect by giving at least two years' advance written notice of nonrenewal to the other parties, with the exception that Milbank may terminate its participation on 120 days notice. Any party may also terminate its participation upon events constituting a change of control or potential change of control (as defined in the Amended and Restated Management Agreement) of the Company, or upon agreement of the parties. The agreement is automatically terminated with respect to a party (and only that party) if such party is subject to insolvency proceedings.

     Stateco provides insurance premium finance services to certain policyholders of Mutual, State Auto P&C, and Milbank. Premiums for property and casualty insurance are typically payable at the time a policy is placed in force or renewed. On certain large commercial policies, the premium cost may be difficult for a policyholder to pay in one sum. Stateco makes loans to policyholders for the term of an insurance policy to enable them to pay the insurance premium in installments over the term of the policy, and retains a contractual right to cancel the insurance policy if the loan installment is not paid on a timely basis.

     In 1993, Stateco expanded its business activities to include a broader range of financial services. It now undertakes on behalf of Mutual, State Auto P&C, Milbank, State Auto Life, and National the responsibility of managing those companies' investable assets. In consideration of this service, Stateco charges such companies an annual fee, paid quarterly, based on a percentage of the average investable assets of each company. The percentage currently set is .4% for bonds and .5% for equities, with a .1% bonus available if the stock portfolio return exceeds that of the S&P 500 for the same period. During 1996, the following companies incurred the following fees to Stateco:
Mutual -- $2,513,000; State Auto P&C -- $1,447,000; Milbank -- $475,000; State
Auto Life -- $75,000 and National -- $59,500. The Company believes the fees charged are comparable to those charged by independent investment managers.

     In July 1995, a new majority-owned subsidiary of the Company known as Strategic Insurance Software, Inc. ("SIS") began operations. SIS develops and sells software for use by insurance companies and insurance agencies. SIS sells its software and software support services to Mutual and State Auto P&C and to nonaffiliated entities. In 1996, State Auto P&C and Mutual paid $1,562,000 to SIS for its services and products.

     Mutual has guaranteed the adequacy of State Auto P&C's loss and loss expense reserves as of December 31, 1990. Pursuant to the guarantee, Mutual has agreed to reimburse State Auto P&C for any losses and loss expenses in excess of State Auto P&C's December 31, 1990 reserves ($65,463,732) that may develop from claims that have occurred on or prior to that date. This guarantee ensures that any deficiency in the reserves of State Auto P&C as of December 31, 1990, under the pooling arrangement percentages effective on December 31, 1990, will be reimbursed by Mutual.

     Paul W. Huesman, a director of the Company, is the president and a majority owner of The Huesman-Schmid Insurance Agency, an independent insurance agency licensed to sell insurance products for State Auto P&C, Mutual and National. During 1996, State Auto P&C, Mutual and National paid such insurance agency and its affiliated agencies commissions in the amount of $291,000. Such commissions were determined in the same manner as commissions are determined for other agencies of State Auto P&C, Mutual and National.

     Effective July 1, 1996, the Company and Mutual negotiated a change in their catastrophe reinsurance program and as part of this change, State Auto P&C has become the catastrophe reinsurer for itself, Mutual, Milbank and National as described below. The amount retained by State Auto P&C, Mutual, Milbank and National (collectively the "State Auto Group") is $40.0 million for each occurrence, an increase of $20.0 million over the prior program. For up to $80.0 million in losses, excess of $40.0 million, traditional reinsurance coverage is provided. In the event the State Auto Group incurs catastrophe losses in excess of $120.0 million, STFC entered into a structured contingent financing transaction with Chase Manhattan Bank ("Chase") to provide up to an additional $100.0 million to be used to cover catastrophe losses. Under this arrangement, in the event of such a loss, STFC would sell redeemable preferred shares to SAF Funding Corporation, a special purpose company ("SPC"), which will borrow the money necessary for such purchase from Chase and a syndicate of other lenders. STFC will contribute to State Auto P&C the proceeds from the sale of its preferred shares. State Auto P&C has assumed catastrophe reinsurance from Mutual, Milbank and National pursuant to a Catastrophe Assumption Agreement in the amount of $100.0 million excess of $120.0 million. State Auto P&C will use the contributed capital to pay its direct catastrophe losses and losses assumed under the Catastrophe Assumption Agreement. State Auto Financial is obligated to repay the SPC (which will repay the lenders) by redeeming the preferred shares over a six year period. This layer of $100.0 million in excess of $120.0 million has been excluded from the pooling arrangement as well by virtue of an Amended and Restated Reinsurance Pooling Agreement, effective July 1, 1996. In addition, State Auto Financial's obligation to repay Chase has been secured by a Put Agreement among State Auto Financial, Mutual and the Lenders, under which, in the event of a default by STFC as described in the Credit Agreement or in the Put Agreement, Mutual would be obligated to put either the preferred shares or the loan(s) outstanding.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP served as the independent public accountants for the Company for its fiscal year ended December 31, 1996, which was the last year of a three year commitment entered into between the Company and Ernst and Young LLP. Ernst & Young LLP has been retained by the Company as its independent public accountants for the fiscal year ending December 31, 1997. It is expected that a representative of Ernst & Young LLP will be present at the shareholders' meeting and will be given an opportunity to make a statement, if such representative desires, and to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders to be held in May 1998 must be received by the Company for inclusion in the Proxy Statement and form of Proxy on or prior to December 22, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements of beneficial ownership of the Company's Common Shares. Based solely on a review of copies of the forms filed under Section 16(a) and furnished to the Company, the Company believes that all applicable Section 16(a) filing requirements were complied with during 1996 with the following exceptions: Mr. John B. Melvin an executive officer of Mutual filed an amended Form 3 in January 1997 correcting an original miscalculation of his shares reported on his original Form 3. The error amounted to 10 shares. Mr. Steven J. Johnston, an officer of the Company, filed an amended Form 3 in January 1997 to correct a misreporting of his original Form 3 involving 27 shares.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone or telegraph, and the Company will reimburse banks, brokers, and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them. If there are follow-up requests for proxies, the Company may employ other persons for such purpose.

                                          JOHN R. LOWTHER
                                          Secretary

                                  DETACH CARD
--------------------------------------------------------------------------------

STATE AUTO FINANCIAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Robert L. Bailey, and in the event he is unable to so act, Robert H. Moone and any one or more of them, Proxies, with full power of substitution, to represent and vote all common shares, without par value, of State Auto Financial Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company's principal executive offices located at 518 East Broad Street, Columbus, Ohio on Thursday, May 29, 1997, at 10:00 A.M., E.D.S.T., and at any and all adjournments thereof, as specified on this Proxy.

   1. ELECTION OF TRUSTEES AS CLASS III DIRECTORS:      WITHHOLD        [ ]
      FOR all Nominees        [ ]                       for all Nominees
     (except as marked to the contrary)

          Urlin G. Harris, Jr., David L. Bickelhaupt and George R. Manser

   TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) PRINT THE NAME IN THE SPACE BELOW

   -----------------------------------------------------------------------------

   2. In the discretion of the named proxies, to vote on all other matters that may properly come before the meeting or at any adjournment thereof.

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

PROXY NO.                                                              SHARES

(Continued from the other side)

The shares represented by this Proxy will be voted as directed by the shareholder. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1.

                                                    [ ] I PLAN TO ATTEND MEETING

                                                     Date................., 1997

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     Please mark, date and sign
                                                     as your name appears on
                                                     this Proxy and return in
                                                     the enclosed envelope. If
                                                     acting as executor,
                                                     administrator, trustee,
                                                     guardian, etc., you should
                                                     so indicate when signing.
                                                     If the signer is a
                                                     corporation, please sign
                                                     the full corporate name by
                                                     a duly authorized officer.
                                                     If shares are held jointly,
                                                     each stockholder named
                                                     should sign.